UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   September 9, 2005

Kentucky Utilities Company

(Exact name of registrant as specified in its charter)

Kentucky and Virginia	1-3464	61-0247570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Quality Street, Lexington, Kentucky		40507
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 255-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 9, 2005, Kentucky Utilities Company (the “Company’’) announced its intent to redeem the shares of its two existing series of preferred stock having an aggregate book value of approximately $40 million, effective October 24, 2005, pursuant to existing redemption provisions applicable to both series.

The Company will redeem on October 24, 2005 (the “Redemption Date”) all of its outstanding shares of its 4.75 percent preferred stock (stated value $100 per share) (CUSIP 491674-20-6), and 6.53 percent preferred stock (stated value $100 per share) (CUSIP 491674-60-2) at a redemption price of $101.00 per share and $102.939 per share, respectively, plus an amount equal to accrued and unpaid dividends to the Redemption Date. Dividends on the shares of 4.75 and 6.53 percent preferred stocks shall cease to accumulate on the Redemption Date. No further dividends will be paid or will accrue on such preferred stock after the Redemption Date.

A press release of the Company regarding the transaction is attached as Exhibit 99.01 hereto.

Item 9.01.  Financial Statements and Exhibits.

Exhibit:

99.01                     Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY UTILITIES COMPANY

Dated: September 9, 2005	BY:	/s/ John R. McCall
John R. McCall
Executive Vice President,
General Counsel and
Corporate Secretary